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                                                                     EXHIBIT 3.2

                             AUGUST 1999 AMENDMENT
                         TO THIRD AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT
                        OF HOLLYWOOD CASINO SHREVEPORT
                 (FORMERLY KNOWN AS THE "QUEEN OF NEW ORLEANS
                    AT THE HILTON JOINT VENTURE" AND "QNOV")

     This August 1999 Amendment (the "Amendment") to the Third Amended and restated Joint Venture Agreement of Hollywood Casino Shreveport dated July 21, 1999 (the "JV Agreement") is hereby entered into as of August 2, 1999 by and among Shreveport Paddlewheels, L.L.C., HCS I, Inc. and HCS II, Inc.

     WHEREAS, subsequent to the filing of the executed JV Agreement that was delivered to the Louisiana Gaming Control Board, the parties became aware that the JV Agreement did not identify the principal place of business of the joint venture in Louisiana; and

     WHEREAS, the parties desire to amend the JV Agreement to identify such principal place of business in Louisiana.

     NOW THEREFORE, the parties hereto do hereby amend the JV Agreement to add the following sentence to Section 2.3 of the JV Agreement as the last sentence thereof:

     "Until such time as the principal office of the Venture is relocated to Louisiana, the principal place of business of the Venture in Louisiana shall be located at 201 St. Charles Avenue - Suite 4800, New Orleans, Louisiana 70170-4800, Attn.: J. Kelly Duncan."

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

                                  HCS I, INC.

                                  By: /s/ Jack E. Pratt
                                     ------------------------------
                                  Name:  Jack E. Pratt
                                  Title: Chairman of the Board and Chief
                                         Executive Officer

                                  HCS II, Inc.

                                  By: /s/ Jack E. Pratt
                                     ------------------------------
                                  Name:  Jack E. Pratt
                                  Title: Chairman of the Board and Chief
                                         Executive Officer

                                  SHREVEPORT PADDLEWHEELS, L.L.C.

                                  By:
                                     ------------------------------
                                  Name:
                                  Title: